BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                        Certification and Agreement
                                    of
                            Angelou Associates L.P.

	CERTIFICATION AND AGREEMENT made as of October 1, 1997 by ANGELOU ASSOCIATES L.P., a New York limited partnership (the "Operating Partnership"); ANGELOU OF HARLEM, INC. (referred to herein, even if only one, as the "Operating General Partners"); and HARLEM CONGREGATIONS FOR COMMUNITY IMPROVEMENT, INC. ("Original Limited Partner") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 27), a Delaware limited partnership (the "Investment Partnership"), BOSTON CAPITAL ASSOCIATES IV L.P. (the "Investment General Partner"), PEABODY & BROWN and certain other persons or entities described herein.

	WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 1, 1997 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

	WHEREAS, the Investment Partnership and Investment General Partner have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

	WHEREAS, Peabody & Brown, as counsel for the Investment
Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

	NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partners and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership, Investment General Partner, Peabody & Brown and certain other persons hereinafter described.

 	1.	Representations, Warranties and Covenants of the
Operating Partnership, the Operating General Partners and the Original Limited Partner

	The Operating Partnership, the Operating General Partners and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership, Investment General Partner and Peabody & Brown that, with respect to the Operating Partnership, as of the date hereof:

	A.	The Operating Partnership is duly organized and in good
standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its busi-ness; the Operating Partnership, the Operating General Partners and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partners and the
Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating
Partnership or any Operating General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating
General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partners and the Original
Limited Partner, enforceable against each of them in accordance with its terms.

	B.	The Operating General Partners have delivered to the
Investment Partnership, Investment General Partner or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Investment General
Partner or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The financial statements for the Operating General Partners and their affiliates previously delivered fairly present the financial condition of such parties as of the dates of said financial statements and since the date of such financial statements there has been no material adverse change in the financial position of any of the Operating General Partners or such affiliates. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partners.

	C.	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partners and the Original Limited Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

	D.	Each of the representations and warranties contained in
the Operating Partnership Agreement is true and correct as of the date hereof.

	E.	 Each of the covenants and agreements of the Operating
Partnership and the Operating General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	F.	All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

	G.	No default has occurred and is continuing under the
Operating Partnership Agreement or any of the Project Documents
(as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

	H.	No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

	I.	The Operating Partnership has the sole responsibility
to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment
Complex.

	J.	The Operating Partnership, except to the extent it is
protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

	K.	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

	L.	No Operating General Partner is related in any manner
to the Investment Partnership, nor is any Operating General
Partner acting as an agent of the Investment Partnership.

	M.	The Apartment Complex contains no substance known to be
hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating
Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water
Act, Resource Conservation and Recovery Act, Toxic Substance
Control Act, Safe Drinking Water Control Act, Comprehensive
Environmental Resource Compensation and Liability Act, or
Occupational Safety and Health Act has occurred or is continuing.
Neither the Operating Partnership nor any Operating General
Partner or Original Limited Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

	N.	The fair market value of the Apartment Complex exceeds
the total amount of indebtedness encumbering the Apartment
Complex and is expected to continue to do so throughout the term of such indebtedness.

	O.	The Apartment Complex will not upon completion of
rehabilitation be in violation of any State or local health or building code or regulation.

	P.	1997 low-income housing tax credit authorization in the
amount of at least $291,646 per annum for the Property has been obtained by the Partnership from the tax credit agency of the State of New York and is in full force and effect.

	Q.	All 22 rental dwelling units in the Property will be
leased to persons who satisfy the income restrictions under
Section 42(g)(1) of the Code at rents satisfying the rent restrictions of Section 42(g)(2) of the Code.

	R.	All qualified low income dwelling units in the Property
will be occupied by tenants under leases with terms of not less than six months.

	S	The Apartment Complex does not receive assistance under
the HUD Section 8 Moderate Rehabilitation Program.

	T	The Operating General Partners agree to take all
actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

	U	The Project is located in a qualified census tract or
difficult development area for purposes of Section 42(d)(5)(B) of the Code.

	V	The allocation of 1997 low income housing tax credit to
the Property was not made pursuant to the "nonprofit set aside" provisions of Section 42 of the Code. [to be discussed further?]

	W	No part of the Property nor its operation has been,
directly or indirectly, financed at any time with either (1) an obligation the interests on which is exempt from tax under
Section 103 of the Code or (2) any loan funded in whole or in part, directly or indirectly, with federal funds (other than funds provided pursuant to Section 106, 107 or 108 of the Housing and Community Development Act of 1974) if the interest rate payable on such loan is less than the applicable federal rate in effect under Section 1274(d)(1) of the Code (as of the date on which the loan is made).

	X	Either (a) rehabilitation expenditures with respect to
each building of the Apartment Complex allocable to low income units during a twenty-four month period are (or will be) equal to or greater than the greater of $3,000 per low income unit or 10% of the unadjusted basis of the building or (b) rehabilitation expenditures with respect to each building of the Apartment
Complex allocable to low income units during a twenty-four month period are (or will be) equal to at least $3,000 per low income unit and the building was acquired from a governmental unit.

	2.	Indemnification

	A.	The Operating General Partners (for purposes of this
Section 2.A, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agree to indemnify and hold harmless the Investment Partnership, Investment General Partner (for purposes of this Section 2.A, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

	B.	No Indemnifying Party shall be liable under the
indemnity agreements contained in Section 2.A unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.A. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

	3.	Miscellaneous

	A.	This Certification and Agreement is made solely for the
benefit of the Operating Partnership, the Operating General
Partners, the Original Limited Partner, Investment General
Partner, Peabody & Brown and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

	B.	This Certification and Agreement may be executed in
several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

	C.	Terms defined in the Operating Partnership Agreement
and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.

	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

ANGELOU ASSOCIATES L.P.

By:	Angelou of Harlem, Inc.

By:	/s/Preston Washington
	   Preston Washington,
    President

OPERATING GENERAL PARTNER:

ANGELOU OF HARLEM, INC.

By:  /s/Preston Washington
	    Preston Washington,
	    President


ORIGINAL LIMITED PARTNER:

_____________________________
HARLEM CONGREGATIONS FOR
COMMUNITY IMPROVEMENT, INC.


By:  /s/Preston Washington
	    Preston Washington,
	    President

Attachments

Exhibit A	Fact Sheet
Exhibit B	Certificate re Lack of Disqualifications


                                                                Exhibit A
                          ANGELOU ASSOCIATES L.P.

                                FACT SHEET


Construction First
Mortgage Financing
Lender:            Chase Community Development Corporation
Mortgage Amount:   $318,000
Note Date:         not yet closed
Interest Rate:     2% above (a) the Prime Rate or (b) the Alternate Base Rate
Guarantors:        Novelex/MDG J.V.
Term:              18 months
Commitment Fees:   $6,360


Permanent First
  Mortgage
Financing
Lender:                       Chase Community Development
Corporation Mortgage Amount:  $318,000
Note Date:                    not yet closed
Interest Rate:                8.56%
Term:                         15 years

Construction and
Permanent Second
Mortgage Financing
Lender:                New York State Housing Trust Fund
Mortgage Amount:       $690,000
Note Date:             not yet closed
Interest Rate:         1% - permanent
                       6% - construction
Term:                  18 months - construction
                       30 years - permanent
Master Lease:          to be entered into prior to
                       Permanent Mortgage Commencement
GP Capital
Contribution:          $100

Total Capital
Contribution of
Investment
Partnership:           $1,893,804

Capital
Contribution
$1,515,042             on the later of (i) the Admission Date, (ii)
                       Construction Mortgage Closing or (iii) Permanent
                       Mortgage Commitments;

$184,257 on the later of (i) the Completion Date, (ii) State Designation, (iii) receipt by the Limited Partners of a copy of the Partnership's owner's title insurance policy, as endorsed through Permanent Mortgage Commencement, with such policy, and endorsement in form and substance satisfactory to the Special Limited Partner, (iv) receipt of the Contractor Payment Letter and (v) receipt of the Lender Estoppel Letter;

$184,257 on the latest of (i) the Initial 100% Occupancy Date, (ii) State Designation, (iii) Permanent Mortgage Commencement, (iv) an opinion of counsel to the Partnership concerning the Permanent Mortgage, including the non-recourse nature thereof, satisfactory as to form, content and counsel to the Special Limited Partner and
                       (v) Rental Achievement;

$10,248                on Rental Achievement Confirmation.

Fees, Special
Distributions and
Other Items to be
paid from Capital
Contributions.

Construction and
Development Fee:       $345,072 (of which $326,388 is payable from Capital
                       Contributions and the $18,684 balance of which is
                       deferred)
Amount of annual
Asset Management
Fee:                   $2,000 (1999)

Amount of annual
Partnership
Management Fee:        $7,500 (1999)

Ownership Interests    General Partners  Investment Limited  Special Limited
                                              Partner        Limited Partner

Profits, Losses
and Credits                 0.1%             99.900%             0.000%

Cash Flow                  80.0%             20.000%             0.000%

Capital Transaction        70.0%             29.999%             0.001%

Type of Credit:            Nine Percent

Eligible Basis:            $2,618,328

Qualified Basis:           $3,403,826 (130%)

LIHC Rate:                 8.57%% (anticipated rate presumed
                           to be in effect on the placed in
                           service date)

                             To the               To the
Projected Credit           Partnership    Investment Partnership
Partnership                  (100%):           (99.9%):

Each of the years
1999 through 2008:          $291,646 per annum   $291,354 per annum

Tax Credit Approval:

Reservation
		Date:                     December 12, 1996
		Credit Amount Reserved:   $291,646

Building Breakdown:
                     #1
Unit #s              23
Number of units in
building

Apartment Complex:
Name:     Angelou Court Apartments
Address:  516-520 Manhattan Avenue
          New York, NY

Type of Project:  Family

Area Median Income:  $45,800

Type of Apartments:

Unit Size             Number        Square Feet    Rent           Utility
                                                                 Allowance
1  bedroom                5             914         $460           $34
2  bedroom               16             877         $556           $40
3 bedroom                2            1,395        $650            $44

Rent-up Schedule:    Occupancy        As of the end of:
                     percentage:      January 1997
                       100%

Annual Operating Expenses (beginning 1999):   $90,468

Replacement Reserve Account
	Annual Deposit:   $4,600
	Total:            $46,000

Projected gross
annual Cash Flow:  $7,083 (1999)

Amount of Total
Depreciable Base
Allocated to
Personal Property: $47,582

Projected Completion Date:  November 18, 1998

General Partner: Angelou of Harlem, Inc.
Address:         2854 Frederick Douglass Blvd.
                 New York, NY 10039

                 Telephone Number:
                 (212) 283-1377

Contact Person:   Rev. Dr. Preston Washington,
                  President

Guarantors of
General Partner
Obligations:        Harlem Congregations for Community
                    Improvement, Inc.

Management Agent:   Prestige Management, Inc.

Address:            3485 East Tremont Avenue
                    Buffalo, NY 10465

Amount of Fee:      8% of Gross Receipts

Builder:            Novalex/MDG J.V.

Address:            2819 Frederick Douglass Blvd.
                    New York, NY 10039

Architect:          Guy P. Romain, Architect

Address:            5760 Broadway
                    Brooklyn, NY

Operating Deficit Guaranty:  The General Partners shall be obligated during the 36-month period commencing on Permanent Mortgage Commencement to advance any funds which may be necessary to meet cash operating expenses which exceed cash operating income.


Replacement Reserve:         The General Partners shall cause
                             the Partnership to deposit at
                             least $4,600 annually into the
                             Replacement Reserve. The Replacement Reserve shall be funded by the General Partners in the event that there is insufficient operating income to fund the Replacement Reserve.

cc:	Boston Capital Communications Limited Partnership
	   Accounting Department

                                                                   Exhibit B

                       Certificate of Operating Partnership,
                    Operating General Partners and Original
                  Limited Partner Re:  Lack of Disqualifications

	The Operating Partnership, its Operating General Partners and its Original Limited Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership),
(iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership),
(v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

		(1)	Has filed a registration statement which is the
subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

		(2)	Has been convicted of or pleaded nolo contendere
to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity
(which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

		(3)	Is subject to (a) any administrative order,
judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange
Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

		(4)	Is subject to any pending proceeding in any
jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

		(5)	Is subject to any order, judgment or decree of any
court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States
Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United
States Code;

		(6)	Is suspended or expelled from membership in, or
suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Secu-rities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading
Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

		(7)	Has, in any application for registration or in any
report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

		(8)	Has willfully violated any provision of the
Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

		(9)	Has willfully aided, abetted, counseled,
commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

		(10)	Has failed reasonably to supervise his agents, if
he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection
(8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

		(11)	Is subject to a currently effective state
administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a custo-mer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

		(12)	Is insolvent, either in the sense that his
liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

		(13)	Is selling or has sold, or is offering or has
offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the
"Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.

		(14)	If the Operating Partnership is subject to the
requirements of Section 12, 14 or 15(d) of the Securities
Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).